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                                                                    EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in this Registration Statement of Sterling Vision, Inc. on Form S-3 of our report dated April 15, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
New York, New York
July 22, 1998